UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 421-7900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 26, 2010, Williams-Sonoma, Inc. (the “Company”) entered into an amendment (“the Amendment”) to the Aircraft Lease Agreement (the “Agreement”) dated May 16, 2008 by and between the Company and WHL Management LLC, an entity controlled by W. Howard Lester (the “LLC”), who has retired as the Company’s Chief Executive Officer and Chairman of the Board of Directors. As contemplated by that certain Retirement and Consulting Agreement dated January 25, 2010 between the Company and Mr. Lester, which was previously described in the Company’s 8-K filed on January 26, 2010 (the “Retirement and Consulting Agreement”), the Amendment revises the Agreement to continue after Mr. Lester’s retirement and to provide the Company with an option to purchase the Global 5000 aircraft (the “Aircraft”). The Amendment was approved by the Company’s Board of Directors (the “Board”), which determined that the terms of the Amendment are favorable to the Company.

Consistent with the procedures followed in regard to the Agreement, the Board determined that an independent review of the proposed Amendment was appropriate. Consequently, at the direction of the Board, the Amendment was negotiated between the Chairman of the Audit and Finance Committee of the Board and Mr. Lester, each of whom was independently and separately advised by aviation counsel. In addition, the Board retained and was advised by an independent aviation consultant.

Under the terms of the Amendment, the Company waived its right of early termination of the Agreement due to Mr. Lester’s retirement, and the Agreement will continue for its original full term through May 16, 2011, except in the case of either party’s default under the Agreement. The Amendment also granted the Company an option to purchase the Aircraft for $32 million on May 16, 2011. The purchase price may be increased for “capital improvements” required by the Agreement or mutually agreed upon that are paid for by the LLC after the Retirement and Consulting Agreement date of January 25, 2010, and prior to the Company’s purchase of the Aircraft, to the extent that such improvements increase the value of the Aircraft. If the Company does not exercise the option to purchase the Aircraft, the Agreement will expire by its terms on May 16, 2011.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On May 26, 2010, the Company appointed Laura Alber as its President and Chief Executive Officer. Ms. Alber, age 41, has served as the Company’s President since July 2006, and served as President, Pottery Barn Brands from 2002 until 2006.

(e)

Management Retention Agreement

On May 25, 2010, the Company approved a Management Retention Agreement (the “Retention Agreement”) with each of Patrick Connolly and Richard Harvey (each an “Executive” and collectively, the “Executives”). Each Retention Agreement has an initial two-year term and will be automatically extended for one year following the initial term unless either party provides notice of non-extension. If the Company enters into a definitive agreement with a third party providing for a change of control of the Company (as such term is defined in the Retention Agreements), each Retention Agreement will be automatically extended for 18 months following the change of control.

Under each Retention Agreement, if within 18 months following the change of control, the Executive’s employment with the Company is terminated involuntarily by the Company without cause, or voluntarily by the Executive for good reason, as such terms are defined in the Retention Agreement (a “Triggering Termination”), the Executive will be entitled to receive the following:

•

severance equal to 200% of the Executive’s annual base salary as in effect immediately prior to the change of control or the Executive’s termination, whichever is greater, plus, if the Executive has a Triggering Termination in 2010, an amount equal to 200% of the annual bonus received in the last 12 months, if the Executive has a Triggering Termination in 2011, an amount equal to 200% of the average annual bonus received in the last 24 months, or if the Executive has a Triggering Termination in 2012 or later, an amount equal to 200% of the average annual bonus received in the last 36 months, with such severance to be paid over 24 months;

•

100% of the Executive’s outstanding equity awards with service-based vesting will immediately become fully vested, and a pro-rata portion of the Executive’s outstanding equity awards with performance-based vesting will immediately become fully vested at the target performance level; and

•	in lieu of continued employment benefits (other than as required by law), payments of $3,000 per month for 12 months.

The Executive’s receipt of the severance benefits discussed above is contingent on the Executive signing and not revoking a release of claims against the Company, the Executive’s continued compliance with the Company’s Corporate Code of Conduct (including its provisions relating to confidential information and non-solicitation), the Executive not accepting employment with a competitor of the Company and the Executive’s continued non-disparagement of the Company.

In the event that the severance payments and other benefits payable to the Executive under the Retention Agreement constitute a “parachute payment” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the Executive’s severance payments and other benefits will be either (i) delivered in full or (ii) delivered to a lesser extent such that no portion of the benefits are subject to the excise tax, whichever results in the receipt by the Executive on an after-tax basis of the greatest amount of benefits.

The foregoing description is qualified in its entirety by reference to the form of Retention Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2010, the Board of Directors of the Company amended the Company’s Bylaws to, among other things:

•	Amend the advance notice provisions in order to:

•	Explicitly require advance notice of shareholder business and director nominations to be made at meetings of the Company’s shareholders;

•	Require full disclosure of all ownership, derivative and voting interests, hedges and economic incentives held by the shareholder proponent, any director nominee, and associated persons; and

•	Provide for consistent director nomination provisions for special meetings and annual meetings;

•	Add a provision allowing for shareholder meetings to be conducted electronically;

•	Consolidate in one section all provisions relating to the manner of giving notice and waiver; and

•

Update the Bylaws to conform to the language in the California Corporations Code and to conform the indemnification provisions to the indemnification agreements entered into with the Company’s directors and officers.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (“Annual Meeting”) on May 26, 2010. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of Board of Directors:

Name of Director	For	Withheld	Broker Non-Vote
Laura J. Alber	93,980,165	1,402,971	5,758,551
Adrian D.P. Bellamy	90,410,750	4,972,386	5,758,551
Patrick J. Connolly	93,989,708	1,393,428	5,758,551
Adrian T. Dillon	94,572,635	810,501	5,758,551
Anthony A. Greener	94,554,760	828,376	5,758,551
Ted W. Hall	94,580,001	803,135	5,758,551
Michael R. Lynch	94,552,045	831,091	5,758,551
Sharon L. McCollam	91,733,978	3,649,158	5,758,551
Richard T. Robertson	94,555,561	827,575	5,758,551
David B. Zenoff	94,549,231	833,905	5,758,551

All director nominees were duly elected.

Proposal 2: Amendment and Restatement of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan:

For	Against	Abstain	Broker Non-Vote
77,879,760	16,753,081	750,295	5,758,551

Proposal 2 was approved.

Proposal 3: Amendment and Restatement of the Williams-Sonoma, Inc. 2001 Incentive Bonus Plan:

For	Against	Abstain	Broker Non-Vote
93,602,952	1,035,004	745,180	5,758,551

Proposal 3 was approved.

Proposal 4: Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2011:

For	Against	Abstain	Broker Non-Vote
100,197,076	466,456	478,155	0

Proposal 4 was approved.

Item 9.01.	Financial Statements and Exhibits

(d)	List of Exhibits:

Exhibit Number	Description

3.1	Amended and Restated Bylaws

10.1	Amendment No. 1 to Aircraft Lease Agreement by and between WHL Management LLC and the Company, dated May 26, 2010

10.2	Form of Management Retention Agreement for Executive Vice Presidents and Brand Presidents, approved May 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: June 1, 2010	By:	/s/ Sharon L. McCollam
Sharon L. McCollam Executive Vice President, Chief Operating and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Bylaws

10.1	Amendment No. 1 to Aircraft Lease Agreement by and between WHL Management LLC and the Company, dated May 26, 2010

10.2	Form of Management Retention Agreement for Executive Vice Presidents and Brand Presidents, approved May 25, 2010